UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2013

NT Mining Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 – 1641 Lonsdale Avenue North Vancouver, BC		V7M 2J5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604-249-5001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NT Mining names a new director to its Board of Directors

Las Vegas, NV – January 21, 2013 – NT Mining Corporation (OTC-QB: NTMG) (NT or the Company) announces the appointment of Mr. J Roland Vetter to its board of directors. The appointment is effective immediately.

Mr. Vetter is a financial executive with significant experience in growing start-up companies in mining, manufacturing, and technology.

“I am pleased at this opportunity to join NT’s board of directors,” Mr. Vetter stated. “I look forward to working with the other directors to execute on NT’s future business plan and vision.”

"We welcome Mr. Vetter to our board of directors," said Carman Parente, president and CEO of the Company. "Mr. Vetter is a well rounded executive with an exceptional background in mining and finance."

In addition, the Company announced the resignation of Mr. Jordan Wang as the Company’s director and officer.

Contact:

NT Mining Corporation

Tel:

604.249.5001

Fax:

604.303.7773

Email:

info@ntminingcorp.com

Web:

www.ntminingcorp.com

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.